UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 28, 2017

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 South Wacker Drive, Suite 3550, Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

(312) 573-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 28, 2017, Navigant Consulting, Inc. (the “Company”) entered into a Credit Agreement (the “Agreement”) with a syndicate of bank lenders, including Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and Citizens Bank, N.A., as syndication agent.

The credit facility (the “Credit Facility”) provided under the Agreement is a five-year, $400 million revolving credit facility and amended and restates the credit facility provided under the Credit Agreement, dated as of May 27, 2011 (as amended, the “Prior Agreement”), among the Company and the lenders party thereto. Subject to the terms and conditions specified in the Agreement, the Company may elect to increase the commitments under the Credit Facility up to an aggregate amount of $500 million. Borrowings under the Credit Facility bear interest at a variable rate, at the Company’s option, of LIBOR plus a margin (based on the Company’s consolidated leverage ratio) or a Base Rate (as defined in the Agreement) plus a margin (based on the Company’s consolidated leverage ratio).

The Agreement contains certain financial covenants, including covenants that require the Company to maintain (a) a consolidated net leverage ratio of not greater than 3.50:1 (except in the event of certain acquisitions by the Company in excess of $40 million in which case the maximum consolidated net leverage ratio shall increase by 0.25:1 for four consecutive fiscal quarters beginning with the fiscal quarter in which the acquisition occurs) and (b) a consolidated interest coverage ratio (the ratio of consolidated EBIT (as defined in the Agreement) to cash interest expense) of not less than 2.0:1. In addition, the Agreement contains customary affirmative and negative covenants (subject to customary exceptions), including covenants that in certain circumstances limit the Company’s and its subsidiaries’ ability to incur liens or other encumbrances, make investments and acquisitions, incur indebtedness, enter into mergers, consolidations and asset dispositions, pay cash dividends after the occurrence of an event of default, change the nature of their business and engage in certain transactions with affiliates, as well as customary provisions with respect to events of default. The Credit Facility matures on March 28, 2022.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Prior Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

10.1	Credit Agreement, dated as of March 28, 2017, among Navigant Consulting, Inc., the other Borrowers party thereto, the Guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: March 30, 2017	By:	/s/ Stephen R. Lieberman
Name: Stephen R. Lieberman
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 28, 2017, among Navigant Consulting, Inc., the other Borrowers party thereto, the Guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.)

4